EXHIBIT INDEX

                          EXHIBIT INDEX
                          -------------


EXHIBIT        DESCRIPTION                   PAGE
-------        -----------                   ----

  12           Statement re Computation      Filed Herewith
               of Ratios

  27           Financial Data Schedule       Filed Herewith